EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of January 1, 1998 between RONALD OSOFSKY (the "Executive") and RONNYBROOK FARM DAIRY, INC., a New York corporation (the "Company").

      WHEREAS, the Executive is presently employed by the Company; and

      WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

      1. Term of Agreement. Subject to the terms and conditions hereof, the term of employment of the Executive under this Employment Agreement shall be for the period commencing on January 1, 1998 (the "Commencement Date") and terminating on December 31, 2000, unless sooner terminated as provided in accordance with the provisions of Section 6. (Such term of employment is herein sometimes called the "Employment Term").

      2. Employment. As of the Commencement Date, the Company hereby agrees to employ the Executive as Vice President - Sales and Distribution and Secretary and the Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

      3. Duties and Responsibilities. Executive shall be Vice President - Sales and Distribution and Secretary of the Company during the Employment Term.

Executive shall report to and be subject to the direction of the Board of Directors and shall perform such duties consistent with his title and position as may be assigned to him from time to time by the Board of Directors. During the Employment Term, Executive shall devote his full time, skill, energy and attention to the business of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.

      4. Compensation. Commencing January 1, 1998, the Company shall pay to Executive a salary at the annual rate of $9,360. Subject to the closing of the Company's proposed initial public offering (the "IPO"), the Company shall pay to Executive a salary at the annual rate of (i) $30,000 commencing on the closing date of the Company's IPO, (ii) $75,000 commencing on January 1, 1999, and (iii) $100,000 commencing on January 1, 2000. Salary shall be payable in such manner as the Company shall determine, but in no event any less often than monthly, less withholding required by law and other deductions agreed to by Executive.

      5. Expenses and Benefits.

            (a) The Company shall, consistent with its policy of reporting and reimbursement of business expenses, reimburse Executive for such ordinary and necessary business related expenses as shall be incurred by Executive in the course of the performance of his duties under this Agreement.

            (b) Executive shall be eligible to participate to the extent that he qualifies in all benefit plans, including without limitation, pension, term life insurance, hospitalization, medical insurance and disability plans as are made available from time-to-time to executives of the Company.


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

            (c) Executive shall be entitled to three (3) weeks of paid vacation annually, which shall be taken in accordance with the procedures of the Company in effect from time-to-time.

      6. Termination.

            (a) The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness or incapacity of such character as to substantially disable him from performing his duties hereunder for a period of more one hundred eighty
(180) consecutive days upon the Company giving at last thirty (30) days written notice of termination; provided, however, that if the Executive is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this Agreement.

            (b) This Agreement shall terminate upon the death of Executive.

            (c) The Company may terminate this Agreement at any time because of
(i) Executive's material breach of any term of this Agreement or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; provided, in each case, however, that the Company shall not terminate this Agreement pursuant to this Section 6(c) unless the Company shall first have delivered to the Executive a notice which specifically identifies such breach or misconduct and the Executive shall not have cured the same within fifteen (15) days after receipt of such notice.


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

      7. Revealing of Trade Secrets, etc. Executive acknowledges the interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain, or (c) information required to be disclosed by law.

      8. Covenants Not to Compete. During the Employment Term and for a period of one year thereafter, the Executive shall not, directly or indirectly: (i) in any manner, engage in any business which competes with any business conducted by the Company and will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm or business that is so engaged, (provided, however, that nothing herein shall prohibit the Executive from owning not more than three (3%) percent of the outstanding stock of any publicly held corporation), (ii) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any other entity or (iii) persuade or attempt to persuade any current client or former client with, or to reduce the amount of business it does or intends or anticipates doing with the Company.

      9. Opportunities. During his employment with the Company, and for one year thereafter, Executive shall not take any action which might divert from the


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

Company any opportunity learned about by him during his employment with the Company (including without limitation during the Employment Term) which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

      10. Survival. In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of Executive pursuant to Sections 7 and 8 of this Agreement shall survive such termination.

      11. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

      12. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceabiltiy without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforcable term or provision had not been contained herein.

      13. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by


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

registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to the Company
           addressed to:               Ronnybrook Farm Dairy, Inc.
                                       Prospect Hill Road
                                       Ancramdale, New York 12503

         with a copy to:               Morse, Zelnick, Rose & Lander, LLP
                                       450 Park Avenue
                                       New York, New York 10022
                                       Attn: Jonathan D. Morse

         If to Executive
           addressed to:               Ronald Osofsky
                                       Rural Delivery 1
                                       Box 497
                                       Pine Plains, New York 12567

or to such other address as the one party shall specify to the other party in writing.

      15. Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       RONNYBROOK FARM DAIRY, INC.


                                       By:  /s/ Richard Osofsky
                                            -------------------------------


                                            /s/ Ronald Osofsky
                                            -------------------------------
                                                   Ronald Osofsky


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